November 13, 2014

HSBC USA Inc. 452 Fifth Avenue New York, New York 10018

Ladies and Gentlemen:

We have acted as tax counsel to you in connection with the issuance and sale of $750,000,000 aggregate principal amount of 1.500% Senior Notes due November 13, 2017 (the “2017 Fixed Rate Notes”), $1,000,000,000 aggregate principal amount of 2.375% Senior Notes due November 13, 2019 (the “2019 Fixed Rate Notes”), $350,000,000 aggregate principal amount of Floating Rate Senior Notes due November 13, 2017 (the “2017 Floating Rate Notes”) and $350,000,000 aggregate principal amount of Floating Rate Senior Notes due November 13, 2019 (the “2019 Floating Rate Notes” and, together with the 2017 Fixed Rate Notes, the 2019 Fixed Rate Notes and the 2017 Floating Rate Notes, the “Notes”), as described in the prospectus supplement dated November 5, 2014 (the “Prospectus Supplement”) to the prospectus dated March 22, 2012 (the “Prospectus”), each as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”), and included in the registration statement on Form S-3 (No. 333-180289).

We hereby confirm to you that the disclosure in the Prospectus set forth under the heading “U.S. Federal Income Tax Considerations Relating to Debt Securities,” as updated by the statements in the Prospectus Supplement under the heading “Certain Additional U.S. Federal Income Tax Considerations Relating to the Notes,” represents our opinion as to certain U.S. federal income tax consequences material to the purchase, ownership and disposition of the Notes, subject to the limitations set forth thereunder.

We hereby consent to the filing of this opinion letter as an exhibit to your Current Report on Form 8-K to be filed on the date hereof in connection with the issuance and sale of the Notes, and to the reference to us under the heading “Legal Opinions” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP By: /s/ Yaron Z. Reich Yaron Z. Reich, a Partner

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